Exhibit 1.1




                          $135,000,000 Principal Amount

                       Ligand Pharmaceuticals Incorporated

                   6% Convertible Subordinated Notes due 2007



                               PURCHASE AGREEMENT



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                               PURCHASE AGREEMENT



                                                               November 21, 2002

UBS WARBURG LLC
  as Initial Purchaser
299 Park Avenue
New York, New York 10171

Dear Sirs and Mesdames:

          Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "COMPANY"), proposes to issue and sell to UBS Warburg LLC (the "INITIAL PURCHASER") $135,000,000 aggregate principal amount of its 6% Convertible Subordinated Notes due 2007 (the "FIRM NOTES"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Initial Purchaser the option to purchase from the Company up to an additional $20,250,000 aggregate principal amount of the Company's 6% Convertible Subordinated Notes due 2007 (the "ADDITIONAL NOTES"). The Firm Notes and the Additional Notes are hereinafter collectively sometimes referred to as the "NOTES."

          The Notes are to be issued pursuant to an indenture (the "INDENTURE") to be dated as of November 26, 2002, between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "TRUSTEE"). The Notes will be convertible in accordance with their terms and the terms of the Indenture into shares of the common stock (the "COMMON STOCK") of the Company, par value $0.001 per share (the "SHARES").

          The Notes and the Shares will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), to "qualified institutional buyers" in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("RULE 144A").

          The Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into at or prior to the time of purchase (as hereinafter defined) between the Company and the Initial Purchaser (the "REGISTRATION RIGHTS AGREEMENT").

          The Company will purchase United States government securities in such amount sufficient to provide for payment in full of the first four scheduled interest payments on the Firm Notes (and Additional Notes, if issued). The Company will pledge the government securities as security for the Firm Notes (and Additional Notes, if issued) for the exclusive and ratable benefit of the holders of the Notes (including the Initial Purchaser and its direct and indirect transferees) pursuant to a Pledge Agreement to be entered into at or prior to the time of purchase between the Company and the Trustee (the "PLEDGE AGREEMENT") and pursuant to a Control Agreement to be entered into at or prior



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to the time of purchase among the Company, the Trustee and a securities intermediary and depository bank (the "CONTROL AGREEMENT").

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "FINAL MEMORANDUM" and, with the Preliminary Memorandum, each a "MEMORANDUM") including or incorporating by reference a description of the terms of the Notes and the Shares, the terms of the offering and a description of the Company. As used herein, the terms "PRELIMINARY MEMORANDUM", "FINAL MEMORANDUM" and "MEMORANDUM" shall include in each case the documents incorporated by reference therein, if any. The terms "SUPPLEMENT", "AMENDMENT" and "AMEND" as used herein with respect to a Memorandum shall include all documents deemed to be incorporated by reference in the Preliminary Memorandum or Final Memorandum, if any, that are filed subsequent to the date of such Memorandum with the Securities and Exchange Commission (the "COMMISSION") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

          The Company and the Initial Purchaser agree as follows:

          1. SALE AND PURCHASE: Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company agrees to sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the Firm Notes at a purchase price of 97% of the principal amount thereof.

          In addition, the Company hereby grants to the Initial Purchaser the one-time option to purchase, and upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Initial Purchaser shall have the one-time right to purchase from the Company, all or a portion of the Additional Notes as may be necessary to cover over-allotments made in connection with the offering of the Firm Notes, at a purchase price of 97% of the principal amount thereof, plus accrued interest, if any, from the time of purchase (as hereinafter defined) to the additional time of purchase (as hereinafter defined). This option may be exercised by you at any time (but not more than once) on or before the thirtieth day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate initial principal amount of Additional Notes as to which the option is being exercised and the date and time when the Additional Notes are to be delivered (such date and time being herein referred to as the "ADDITIONAL TIME OF PURCHASE"); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than (i) the time of purchase or (ii) the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. As used herein, "business day" shall mean a day on which the NASDAQ National Market is open for trading.

          2. PAYMENT AND DELIVERY: Payment of the purchase price for the Firm Notes shall be made to the Company by Federal (same day) funds, against delivery of the Firm Notes to you, at the offices of Dewey Ballantine LLP in Los Angeles, California, or


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at such other place as may be agreed upon by the parties hereto, for the account of the Initial Purchaser. Such payment and delivery shall be made at 10:00 A.M., eastern standard time, on November 26, 2002 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is herein sometimes called the "TIME OF PURCHASE."

          Payment of the purchase price for the Additional Notes shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Notes.

          Certificates for the Notes shall be in definitive form or global form, as specified by you, and registered in the names and in such denominations as you shall request in writing not later than two full business days prior to the time of purchase or the additional time of purchase, as the case may be. For the purpose of expediting the checking of the certificates for the Notes by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase or the additional time of purchase, as the case may be.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to the Initial Purchaser that:

          (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in either Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and
     (ii) the Preliminary Memorandum does not contain and the Final Memorandum, as amended or supplemented, as applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in either Memorandum based upon information relating to the Initial Purchaser furnished to the Company in writing by or on behalf of the Initial Purchaser expressly for use therein;

          (b) As of September 30, 2002, the Company had an authorized capitalization as set forth under the column heading entitled "Actual" in the section of the Final Memorandum entitled "Capitalization" and, as adjusted to give effect to the offering of the Firm Notes and the application of the net proceeds therefrom as described in the "Use of Proceeds" section of the Final Memorandum, the Company would, as of September 30, 2002, have had an authorized capitalization as set forth under the column heading entitled "As Adjusted" in the section of the Final Memorandum entitled "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of statutory or contractual preemptive rights, resale rights, rights of first refusal and similar rights, and no person has the right to


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     receive or purchase shares of capital stock of the Company as a result of the prior issuance of outstanding shares of capital stock of the Company;

          (c) Set forth on Annex A hereto is a list of all of the Company's subsidiaries, as defined in the Securities Act (such subsidiaries being referred to herein individually as a "SUBSIDIARY" and collectively as the "SUBSIDIARIES"); except for the Subsidiaries, the Company does not control any person or entity and is not under common control with any person or entity; each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own its properties and conduct its business as described in the Final Memorandum; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (d) The Company and each of its Subsidiaries are duly qualified or licensed to do business as foreign corporations and are in good standing in each jurisdiction in which the conduct of their respective businesses or their ownership or leasing of property requires such qualification or license, except to the extent that the failure, individually or in the aggregate, to be so qualified or licensed or be in good standing could not reasonably be expected to have a material adverse effect on the operations, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"); and the Company and each of its Subsidiaries are in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect;

          (e) Neither the Company nor any of its Subsidiaries is in violation or breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a violation or breach of, or default under), (A) its charter or by-laws, (B) any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or under any rule or regulation of any self-regulatory or other non-governmental regulatory authority (including, but not limited to, the Nasdaq Stock Market, Inc. ("NASDAQ")), or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except, in the case of clauses (B) and (C) above, for such violations, breaches or defaults that could not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Pledge Agreement, the Control Agreement and the Notes and consummation of the transactions contemplated hereby and thereby, including the issuance of the Notes and the issuance of the Shares upon conversion of the Notes, will not conflict


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     with, or result in any violation or breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a violation or breach of, or default under), (X) any provisions of the charter or by-laws of the Company or any of its Subsidiaries, (Y) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their properties may be bound or affected, or (Z) any federal, state, local or foreign law, regulation or rule, or under any rule or regulation of any self-regulatory or other non-governmental regulatory authority (including, but not limited to, Nasdaq), or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except, in the case of clauses (Y) and (Z) above, for such violations, breaches or defaults that could not reasonably be expected to result in a Material Adverse Effect;

          (f) The Indenture has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnity may be limited by applicable law;

          (g) The Registration Rights Agreement has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnity may be limited by applicable law;

          (h) The Notes have been duly authorized by the Company and when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms hereof will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnity may be limited by applicable law, and will be entitled to the benefits of the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Control Agreement; the Shares initially issuable upon conversion of the Notes have been duly authorized and validly reserved for


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     issuance upon conversion of the Notes, and upon conversion of the
     Notes in accordance with their terms and the terms of the Indenture will be issued free of statutory and contractual preemptive rights and are sufficient in number to meet the current conversion requirements, and such Shares, when so issued upon such conversion in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and nonassessable;

          (i) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnity may be limited by applicable law;

          (j) The Pledge Agreement has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnity may be limited by applicable law;

          (k) The Control Agreement has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except to the extent that rights to indemnity may be limited by applicable law;

          (l) The terms of the Notes, the Registration Rights Agreement, the Indenture, the Pledge Agreement, the Control Agreement and the capital stock of the Company, including the Shares, conform in all material respects to the description thereof contained in the Final Memorandum;

          (m) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory or other non-governmental regulatory authority (including, but not limited to, Nasdaq), is required to be made or obtained by the Company or any of its Subsidiaries in connection with the issuance and sale by the Company of the Notes and the


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     Shares as contemplated hereby other than (i) as may be required (A)
     under the securities or blue sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchaser and (B) by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement, and (ii) as will be made or obtained at or prior to the time of purchase or the additional time of purchase, as the case may be (or, if not required to be made or obtained at or prior to the time of purchase or the additional time of purchase, as the case may be, that will be made or obtained when required);

          (n) Each of Deloitte & Touche LLP and Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are included or incorporated by reference in the Final Memorandum, are independent public accountants with respect to the Company as required by the Securities Act and the applicable published rules and regulations thereunder;

          (o) Each of the Company and its Subsidiaries has obtained and possesses all necessary licenses, authorizations, consents and approvals required under any federal, state, local or foreign law or from other persons (collectively, "CONSENTS") and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule ("FILINGS") in order to conduct its business as currently conducted, except where the failure to have any such Consent or to have made any such Filing could not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any requirement relating to any such Consent or Filing, except where such violation or default could not reasonably be expected to have a Material Adverse Effect;

          (p) Except as described or incorporated by reference in the Final Memorandum, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory or other non-governmental regulatory authority (including, but not limited to, Nasdaq), which would result in a judgment, decree or order having a Material Adverse Effect;

          (q) Except as could not reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary have filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns (other than returns being contested in good faith) and have paid all taxes shown thereon as due (other than those being contested in good faith or which are currently payable without penalty or interest), and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any Subsidiary which would have a Material Adverse Effect; all material tax liabilities are adequately provided for within the financial statements of the Company in accordance with generally accepted accounting principles ("GAAP");


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          (r) The Company and each Subsidiary maintains insurance of the types and in the amounts reasonably believed to be adequate for their business, all of which insurance is in full force and effect;

          (s) Neither the Company nor its Subsidiaries are involved in any labor dispute or disturbance nor, to the knowledge of the Company, is any such dispute or disturbance threatened except, in each case, for disputes or disturbances which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (t) Except as described or incorporated by reference in the Final Memorandum, the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other material intangible property and assets (collectively, "INTELLECTUAL PROPERTY") necessary to the conduct of their businesses as described or incorporated by reference in the Final Memorandum without any known infringement of a valid and enforceable Intellectual Property right of others, except where the failure to so own or possess such rights could not reasonably be expected to have a Material Adverse Effect; the Company has no knowledge that it or any Subsidiary lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct its business as described or incorporated by reference in the Final Memorandum without any known infringement of a valid and enforceable Intellectual Property right of others, except as described or incorporated by reference in the Final Memorandum and except where the failure to have or obtain such rights or licenses could not reasonably be expected to have a Material Adverse Effect; the Company has not received any written notice of infringement of valid and enforceable rights or claims of others with respect to any Intellectual Property which infringement could reasonably be expected to have a Material Adverse Effect, except to the extent described or incorporated by reference in the Final Memorandum; the Company is not aware of any valid and enforceable patents of others which are infringed by the Company's or any Subsidiaries' products or which would be infringed upon commercialization of the products under development referred to or incorporated by reference in the Final Memorandum, which infringement could reasonably be expected to have a Material Adverse Effect, except as described or incorporated by reference in the Final Memorandum;

          (u) The audited financial statements and related notes thereto of the Company included or incorporated by reference in the Final Memorandum present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved;


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          (v) Subsequent to the respective dates as of which information is given in the Final Memorandum, there has not been (A) any material and unfavorable change, financial or otherwise, in the operation, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) any transaction entered into by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries, taken as a whole, or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole;

          (w) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL Laws"), (ii) have received and currently possess all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected to have a Material Adverse Effect;

          (x) When the Notes are issued pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A) as securities that are listed on a national securities exchange registered pursuant to Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

          (y) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) offered, solicited offers to buy or sold the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act ("REGULATION D")) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; PROVIDED, HOWEVER, that the Company makes the foregoing representation and warranty with respect to Elan Corporation plc ("ELAN") and its subsidiaries only to the Company's knowledge;

          (z) It is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser pursuant to this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended;


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          (aa) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended;

          (bb) Except as described or incorporated by reference in the Final Memorandum, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register any securities with the Commission;

          (cc) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or any of the Subsidiaries or in which the Company, any of the Subsidiaries or its products or product candidates have participated that are described or incorporated by reference in the Final Memorandum or the results of which are referred to or incorporated by reference in the Final Memorandum were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures, except where the failure to so conduct such studies and tests could not reasonably be expected to have a Material Adverse Effect; except to the extent disclosed or incorporated by reference in the Final Memorandum or where the failure to so operate or be in compliance could not reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the "REGULATORY AUTHORITIES"); and except to the extent disclosed or incorporated by reference in the Final Memorandum, neither the Company nor any of the Subsidiaries has received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical or pre-clinical studies or tests that are described or incorporated by reference in the Final Memorandum or the results of which are referred to or incorporated by reference in the Final Memorandum;

          (dd) The chief executive officer of the Company and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; the Company maintains "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act); and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act;

          (ee) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted


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     accounting principles and to maintain asset accountability; (iii)
     access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (ff) The Company is a corporation organized solely under the laws of the State of Delaware and not of any other State or jurisdiction, and the State of Delaware must maintain a public record showing the Company to have been so organized. The Company's name, within the meaning of Section 9-503(a)(1) of the UCC, is Ligand Pharmaceuticals Incorporated. The Company is located, within the meaning of Section 9-307 of the UCC, in the State of Delaware. The Company's organizational identification number in the State of Delaware is 2138989;

          (gg) Upon the delivery of the Collateral (as defined in the Pledge Agreement) in accordance with the terms of the Pledge Agreement, all filings and other actions (including, without limitation, (A) actions necessary to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 or 9-107 of the UCC, as applicable; and (B) actions necessary to perfect the Trustee's security interest with respect to the Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral created under the Pledge Agreement have been duly made or taken and are in full force and effect, and the Pledge Agreement creates in favor of the Trustee for the ratable benefit of the Holders of the Notes (as defined in the Pledge Agreement) a valid and, together with such filings and other actions, perfected first-priority security interest in the Collateral, securing the payment of the Secured Obligations (as defined in the Pledge Agreement); and

          (hh) The Subsidiaries other than Seragen, Inc. do not own or possess any property or assets, or have any obligations or liabilities, or possess any rights (by contract, franchise, permit or otherwise) or engage in any operations that are, individually or in the aggregate, material to the Company or its properties, operations, business, prospects or condition (financial or otherwise).

          4. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. The Initial Purchaser proposes to offer the Notes for sale upon the terms and conditions set forth in this Agreement and the Final Memorandum, and the Initial Purchaser hereby represents and warrants to and agrees with the Company that:

          (a) It will offer and sell the Notes only to persons whom it reasonably believes are "qualified institutional buyers" ("QIBS") within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and that, in purchasing such Notes, are deemed to have represented and agreed as provided in the Final Memorandum under the caption "Notice to Investors";

          (b) It is a QIB within the meaning of Rule 144A;

          (c) It has not and will not, directly or indirectly, solicit offers for, or offer or sell, the Notes by any form of general solicitation, general advertising (as such terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

          (d) With respect to offers and sales outside the United States:

               (i) It understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Notes, in any country or jurisdiction where action for that purpose is required; and

               (ii) It will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense.

               (iii) The Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or pursuant to another exemption from the registration requirements of the Securities Act.

          5. CERTAIN COVENANTS OF THE COMPANY: The Company hereby agrees that:

          (a) The Company will prepare the Final Memorandum in a form approved by the Initial Purchaser and will make no amendment or supplement to the Final Memorandum which shall reasonably be disapproved by the Initial Purchaser promptly after reasonable notice thereof;

          (b) The Company will furnish such information and take such other actions as the Initial Purchaser may reasonably request to qualify the Notes and the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Initial Purchaser may designate and will maintain such qualifications in effect so long as required for the distribution of the Notes; PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or subject itself to any tax in any such jurisdiction where it is not now so qualified or subject;

          (c) The Company will furnish the Initial Purchaser with as many copies of the Final Memorandum, any documents incorporated by reference therein and any amendment or supplement thereto as the Initial Purchaser may from time to time reasonably request, and if, at any time prior to the completion of the resale of the Notes by the Initial Purchaser, any event shall have occurred as a result of which the Final Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Final Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Final Memorandum, the Company will notify the Initial Purchaser and upon the request of the Initial Purchaser will prepare and furnish without charge to the Initial Purchaser and to any dealer in securities specified by the Initial Purchaser as many copies as the Initial Purchaser may from time to time reasonably request of an amended Final Memorandum or a supplement to the Final Memorandum which will correct such statement or omission or effect such compliance;

          (d) During the period beginning from the date hereof and continuing until the date 90 days after the date of the Final Memorandum (the "LOCK-UP PERIOD"), the Company will not, without the prior written consent of UBS Warburg LLC, issue, offer, sell, contract to sell, pledge or otherwise dispose of, or contract to dispose of, any Shares, any securities substantially similar to the Notes or the Common Stock or any securities that are convertible into or exchangeable for shares of Common Stock (other than (i) the issuance of the Notes; (ii) the issuance of Shares upon conversion of the Notes; (iii) the issuance of shares of Common Stock upon conversion or exercise of convertible or exercisable or exchangeable securities outstanding as of the date of this Agreement or (iv) the issuance of shares of Common Stock or options pursuant to employee stock option or employee stock purchase plans existing on, or upon exercise of warrants outstanding as of, the date of this Agreement). During the first 45 days of the Lock-up Period, the Initial Purchaser may withhold its consent to the actions described in this Section 5(d) for any reason or for no reason. If after the expiration of the first 45 days of the Lock-up Period, the average last reported sales price of the Common Stock on the Nasdaq National Market for any five consecutive trading days equals or exceeds $10.20 per share (adjusted for any stock split, combination or similar transaction), then the Initial Purchaser may not thereafter withhold its consent to such actions unreasonably;

          (e) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and so long as any of the Notes (or Shares issued upon conversion thereof) are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, for the benefit of holders from time to time of the Notes, the Company will furnish at its expense, upon request, to holders of Notes and prospective purchasers of Notes information satisfying the requirements of subsection (d)(4)(i) of Rule 144A;

          (f) The Company will use its reasonable best efforts to cause the Notes to be eligible for trading in PORTAL;

          (g) For so long as the Notes remain outstanding, the Company will furnish to the Initial Purchaser (i) copies of all reports or other communications

     (financial or other) furnished to stockholders of the Company, and will deliver to the Initial Purchaser (ii) as soon as is reasonably practical after they are available, (A) copies of any annual, quarterly or current reports furnished to or filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K or such similar forms as are designated by the Commission, and (B) copies of documents or reports filed with any securities exchange on which the Notes or any class of securities of the Company is listed;

          (h) The Company will use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Final Memorandum under the caption "Use of Proceeds";

          (i) The Company will reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy any obligations to issue Shares upon conversion of the Notes;

          (j) The Company will use its reasonable best efforts to list, as promptly as practicable but in no event later than the time that the registration statement is declared effective in accordance with the Registration Rights Agreement, and subject to notice of issuance, the Shares on the NASDAQ National Market;

          (k) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Notes and all other fees and expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the furnishing of copies thereof to the Initial Purchaser and to dealers (including costs of mailing and shipment), (ii) all costs related to the preparation, issuance, execution, authentication and delivery of the Notes and the Shares, (iii) all costs related to the transfer and delivery of the Notes to the Initial Purchaser, including any transfer or other taxes payable thereon, (iv) reproduction and/or printing and furnishing copies of this Agreement, the Registration Rights Agreement, the Indenture, the Pledge Agreement and the Control Agreement to the Initial Purchaser and (except closing documents) to dealers (including costs of mailing and shipment), (v) all expenses in connection with the qualification of the Notes and the Shares for offering and sale under state laws and the cost of printing and furnishing of copies of any blue sky or legal investment memorandum to the Initial Purchaser and to dealers (including filing fees and the fees and disbursements of counsel for the Initial Purchaser in connection with such qualification and in connection with such blue sky or legal investment memorandum), (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in PORTAL or any appropriate market system, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other cost and expenses incident to the performance of the Company's obligations hereunder for which provision is not otherwise made in this Section 5(k);

          (l) Neither the Company nor any Affiliate (other than Elan and its subsidiaries) will, and the Company will use its commercially reasonable efforts to cause Elan and its subsidiaries not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes;

          (m) The Company will not to solicit any offer to buy or offer or sell the Notes or the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

          (n) During the period of two years after the time of purchase or the additional time of purchase, if later, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act ("RULE 144")), other than Elan and its subsidiaries, to, and will use its commercially reasonable efforts to cause Elan and its subsidiaries not to, resell any of the Notes or the Shares which constitute "restricted securities" under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act;

          (o) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Notes contemplated hereby;

          (p) Without the prior written consent of the Initial Purchaser, the Company will not waive any provision of , and will fully enforce all of the provisions of, Sections 2.7 and 3.6 of the Securities Purchase Agreement by and among the Company, Elan International Services, Ltd. and Elan Corporation plc, dated November 12, 2002; and

          (q) The Company will pledge to the Trustee, for the exclusive and ratable benefit of the holders of the Notes, and grant to the Trustee a security interest and continuing lien in all of the Company's right, title and interest in and to the Collateral (as defined in the Pledge Agreement) on the terms and in the manner set forth in the Pledge Agreement.

          6. REIMBURSEMENT OF INITIAL PURCHASER'S EXPENSES: If the Firm Notes are not delivered for any reason other than the default by the Initial Purchaser in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(k) hereof, reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of its counsel.

          7. CONDITIONS OF INITIAL PURCHASER'S OBLIGATIONS: The obligations of the Initial Purchaser hereunder are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof and at the time of purchase. The obligations of the Initial Purchaser at the additional time of purchase are subject to the accuracy in all material respects of the representations and warranties on the part of the Company on the date hereof, at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be. Additionally, the obligations of the Initial Purchaser hereunder are subject to performance by the Company of its obligations hereunder and to the following conditions:

          (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Clifford Chance US LLP, counsel for the Company, addressed to the Initial Purchaser and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, and in form reasonably satisfactory to counsel for the Initial Purchaser, substantially in the form of EXHIBIT A hereto;

          (b) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, one or more opinions of Brobeck, Phleger & Harrison LLP, patent and litigation counsel for the Company, addressed to the Initial Purchaser and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, and in form reasonably satisfactory to counsel for the Initial Purchaser, substantially in the form of EXHIBIT B hereto;

          (c) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Warner
     R. Broaddus, General Counsel of the Company, addressed to the Initial Purchaser and dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, and in form reasonably satisfactory to counsel for the Initial Purchaser, substantially in the form of EXHIBIT C hereto;

          (d) You shall have received on the date of this Agreement from each of Deloitte & Touche LLP and Ernst & Young LLP and at the time of purchase and the additional time of purchase, as the case may be, from Deloitte & Touche LLP customary comfort letters dated as of the date of this Agreement, the date of the time of purchase and the date of the additional time of purchase, as the case may be, and addressed to the Initial Purchaser, in form and substance reasonably satisfactory to counsel for the Initial Purchaser;

          (e) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Initial Purchaser, dated the date of the time of purchase or the date of the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to you;

          (f) At the time of purchase or the additional time of purchase, as the case may be, the Final Memorandum shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (g) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and unfavorable change, financial or otherwise, in the operations, business, prospects or condition of the Company and its Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries;

          (h) The Company shall, at the time of purchase and the additional time of purchase, as the case may be, deliver to you a certificate dated such date of an executive officer of the Company to the effect set forth in Sections 7 (f), (g) and (l), that the representations and warranties of the Company set forth in this Agreement are true and correct as of such date, and that the Company has complied with all of its agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

          (i) You shall have received, at the time of purchase, copies, duly executed by the Company and the other parties thereto (other than the Initial Purchaser, if applicable), of the Registration Rights Agreement, Pledge Agreement, Control Agreement and the Indenture and, at the additional time of purchase, if applicable, copies, duly executed by the Company and the other parties thereto, of the Supplemental Pledge Agreement, as described in the Pledge Agreement;

          (j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Final Memorandum as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request;

          (k) The Notes shall have been designated for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase; and

          (l) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of
     (i) any
     intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary of the Company by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.

          8. TERMINATION: The obligations of the Initial Purchaser hereunder shall be subject to termination in your absolute discretion if, since the time of execution of this Agreement or the respective dates as of which information is given in the Final Memorandum, (x) there has been any material and unfavorable change, financial or otherwise, in the operations, business, prospects or condition of the Company and its Subsidiaries, taken as a whole, which would, in your judgment, make it impracticable to market the Notes in the manner and on the terms set forth in the Final Memorandum, or (y) there shall have occurred any downgrading, or any notice shall have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary of the Company by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) promulgated under the Securities Act or, (z) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Notes, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment, would make it impracticable to market the Notes in the manner and on the terms set forth in the Final Memorandum.

          If you elect to terminate this Agreement as provided in this Section 8, the Company shall be notified as provided for herein.

                  If the sale to the Initial Purchaser of the Notes, as contemplated by this Agreement, is not carried out by the Initial Purchaser for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply and does not comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(k), 6 and 9 hereof), and the Initial Purchaser shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

          9. INDEMNITY BY THE COMPANY AND THE INITIAL PURCHASER:

               (a) The Company agrees to indemnify, defend and hold harmless the Initial Purchaser, its directors and officers, and any person who controls the Initial

Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "INITIAL PURCHASER INDEMNIFIED PARTY"), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Initial Purchaser Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Memorandum, as amended or supplemented, if applicable, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information relating to the Initial Purchaser furnished in writing by or on behalf of the Initial Purchaser to the Company expressly for use in such Memorandum or arises out of or is based upon any omission or alleged omission to state in such information a material fact required to be stated in such Memorandum or necessary to make such information not misleading. Notwithstanding the foregoing, the indemnity agreement contained in this Section 9(a) as it may relate to any untrue statement in or omission from a Memorandum shall not inure to the benefit of the Initial Purchaser if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (A) the untrue statement in or omission from a Memorandum existed, (B) the Final Memorandum, as amended or supplemented, corrected such alleged untrue statement or omission and (C) the Initial Purchaser failed to send or give a copy of such Final Memorandum, as amended or supplemented, to the person alleging such untrue statement or omission at or prior to the written confirmation of the sale of such Notes to such person, unless the failure to so send or give is the result of noncompliance by the Company with Section 5(c) hereof.

               (b) The Initial Purchaser agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "COMPANY INDEMNIFIED PARTY") from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information relating to the Initial Purchaser furnished in writing by or on behalf of the Initial Purchaser to the Company expressly for use in such Memorandum, as amended or supplemented, or arises out of or is based upon any omission or alleged omission to state in such information a material fact required to be stated in such Memorandum or necessary to make such information not misleading.

               (c) If any action, suit or proceeding (each, a "PROCEEDING") is brought against any person in respect of which indemnity may be sought pursuant to either subsection (a) or (b) of this Section 9, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise, except to the extent the Indemnifying Party is materially prejudiced thereby. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense of such Proceeding within 30 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, but if settled with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse such Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then such Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have reimbursed such Indemnified Party in accordance with such request prior to the date of such settlement and
(iii) such Indemnified Party shall have given such Indemnifying Party at least 30 days' prior notice of its intention to settle. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

               (d) If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party under subsections (a) and (b) of this
Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of Initial Purchaser's discounts and commissions but before deducting expenses) received by the Company bear to the discounts and commissions received by the Initial Purchaser. The relative fault of the Company on the one hand and of the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any Proceeding.

               (e) The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes resold by it in the initial placement of such Notes were offered to investors exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the Company and the Initial Purchaser contained in this Agreement shall remain in full force and effect (regardless, with respect to representations and warranties of the Company, of any investigation made by on behalf of the Initial Purchaser, its directors or officers or any person who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Company and the Initial Purchaser agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the issuance and sale of the Notes, or in connection with any Memorandum.

          10. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph of the cover of the Memorandum and in the sixth and twelfth paragraphs under the caption "Plan of Distribution" in the Memorandum constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

          11. EFFECTIVENESS: This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          12. NOTICES: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Initial Purchaser, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171, Attention:
Syndicate Department, facsimile no. (212) 713-1205, with a copy to (for informational purposes only): UBS Warburg LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Legal Affairs - Convertibles, facsimile no. (203) 719-7317 and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 10275 Science Center Drive, San Diego, California 92121, Attention: General Counsel, facsimile no. (858) 550-7506.

          13. GOVERNING LAW AND CONSTRUCTION: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

          14. PARTIES AT INTEREST: The Agreement herein set forth has been and is made solely for the benefit of the Initial Purchaser and the Company and the controlling persons, directors and officers referred to in Section 9 hereof and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Initial Purchaser) shall acquire or have any right under or by virtue of this Agreement.

          15. COUNTERPARTS: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

          16. SUBMISSION TO JURISDICTION: Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the

State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchaser. The Initial Purchaser and the Company hereby waives all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

          17. SUCCESSORS AND ASSIGNS: This Agreement shall be binding upon the Initial Purchasers and the Company and their successors and assigns and any successor or assign of the Company's and/or Initial Purchaser's businesses or assets.

          If the foregoing correctly sets forth the understanding between the Company and the Initial Purchaser, please so indicate in the space provided below for the purpose, where-upon this letter and your acceptance shall constitute a binding agreement between the Company and the Initial Purchaser.

                                       Very truly yours,

                                       LIGAND PHARMACEUTICALS INCORPORATED

                                       By:    /S/ PAUL V. MAIER
                                              Name:
                                              Title:

Accepted and agreed to as of the date first above written:

UBS WARBURG LLC

By:  /S/ BENJAMIN LORELLO
     Name:
     Title:


By:  /S/ SAGE KELLY
     Name:
     Title:

                                     ANNEX A

                                  SUBSIDIARIES



               NAME                               JURISDICTION OF INCORPORATION
               ----                               -----------------------------
Glycomed Incorporated                             California
Allergan Ligand Retinoid Therapeutics, Inc.       Delaware
Ligand Pharmaceuticals International, Inc.        Delaware
Ligand JVR, Inc.                                  Delaware
Seragen Incorporated                              Delaware
Seragen Technology, Inc.                          Delaware
Ligand Pharmaceuticals (Canada) Incorporated      Saskatchewan, Canada
Ligand Pharmaceuticals UK Limited                 United Kingdom

                                    EXHIBIT A

                           OPINION OF COMPANY COUNSEL

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business as described in the Final Memorandum.

2. Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation with full corporate power and authority to own its respective properties and to conduct its respective business; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any security interest, mortgage, pledge, lien or other encumbrance.

3. The Company has an authorized capital stock as set forth under the caption "Capitalization" in the Final Memorandum (except with respect to the heading "As Adjusted," as to which such counsel need express no opinion); the outstanding shares of capital stock of the Company (A) have been duly authorized and validly issued and are fully paid and non-assessable and (B) were issued in compliance with all preemptive rights, co-sale rights and rights of first refusal under (1) the DGCL, (2) the certificate of incorporation, as amended, and the bylaws, as amended, of the Company and
     (3) any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their properties may be bound or affected that is filed as a "Material Contract" (as such term is defined in Item 601 of Regulation S-K) as an exhibit to any of the Company's periodic reports filed on Form 10-K or 10-Q with the Commission and incorporated by reference into the Final Memorandum or listed on Annex A hereto (collectively, the "Material Agreements");

4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Registration Rights Agreement, the Pledge Agreement, the Control Agreement, the Indenture and the Notes (collectively, the "Transaction Agreements") and the consummation by the Company of the transactions contemplated thereby do not conflict with, or result in any violation or breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a violation, breach or default under) (a) any provisions of the charter or bylaws of the Company or the Subsidiaries or
     (b) any provision of any Material Agreement, other than such violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on the operations, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or

     (c) any federal, state, local or foreign law, regulation or rule
     (other than applicable state or foreign securities or Blue Sky laws, as to which such counsel need express no opinion), or any rule or regulation of any self-regulatory or other non-governmental regulatory authority (including, without limitation, the Nasdaq Stock Market, Inc. ("Nasdaq")), or any decree, judgment or order known to such counsel and applicable to the Company or any Subsidiary or any of their respective properties.

5. To such counsel's knowledge, neither the Company nor any of its Subsidiaries is in violation or breach of, or default under (nor has any event occurred which with notice, lapse of time, or both would constitute a violation or breach of, or default under), (a) any provisions of the charter or bylaws of the Company or the Subsidiaries, (b) any provision of any Material Agreement, other than violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on the operations, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (c) any federal, state, local or foreign law, regulation or rule (other than applicable state or foreign securities or Blue Sky laws, as to which such counsel need express no opinion) or any rule or regulation of any self-regulatory or other non-governmental regulatory authority (including, without limitation, Nasdaq), or any decree, judgment or order known to such counsel and applicable to the Company or any Subsidiary or any of their respective properties.

6. Except as described or incorporated by reference in the Final Memorandum, to such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory or other non-governmental regulatory authority (including, without limitation, the Nasdaq), which are required to be described in the Exchange Act documents incorporated by reference in the Final Memorandum (the "Exchange Act Documents").

7. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

8. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9. The Pledge Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

10. The Control Agreement has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee and the Account Intermediary) constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

11. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

12. The Notes have been duly authorized and executed by the Company and when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Purchase Agreement will be validly issued and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, the Registration Rights Agreement, the Pledge Agreement and the Control Agreement.

13. The Shares initially issuable upon conversion of the Notes have been duly authorized and reserved for issuance upon conversion of the Notes, and upon conversion of the Notes in accordance with their terms and the terms of the Indenture will be issued free of statutory and contractual preemptive rights of any securityholder of the Company and are initially sufficient in number to meet the conversion requirements of the Notes, and such Shares, when so issued in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and nonassessable.

14. No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency, or any self-regulatory or other non-governmental regulatory authority (including, without limitation, Nasdaq), is required on the part of the Company in connection with the issuance and sale by the Company of the Notes and the Shares as contemplated in the Purchase Agreement other than (a) as may be required (i) under the securities or Blue Sky laws of the various jurisdictions in which the Notes and the Shares are being offered by the Initial Purchaser and (ii) by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement; and (b) as have been made or obtained on or prior to the date hereof (or, if not required to be made or obtained on or prior to the date hereof, as will be made or obtained when required).

15. It is not necessary in connection with (i) the offer, sale and delivery of the Notes to the Initial Purchaser pursuant to the Purchase Agreement or
     (ii) the initial resales of the Notes by the Initial Purchaser in the manner contemplated in the Final Memorandum to register the Notes under the Securities Act, or to qualify the Indenture in respect thereof under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent resale of any Note or Share.

16. The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended.

17. The terms of the Transaction Agreements and the capital stock of the Company, including the Shares, conform as to legal matters in all material respects to the descriptions thereof contained in the Final Memorandum.

18. The statements in (a) "Risk factors - Risks Related to the Notes - The notes will be subordinated to our senior indebtedness and will be structurally subordinated to all liabilities of our subsidiaries.", "Description of notes," "Description of capital stock," "Plan of distribution" and "Notice to investors" of the Final Memorandum, (b)
     Exhibit 99.2 of the Company's Current Report on Form 8-K dated November 13, 2002 and (c) Item 1 - Business, "Collaborative Research and Development Programs" of the Company's Annual Report on Form 10-K for the period ended December 31, 2001, insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, constitute accurate summaries of such legal matters, documents or proceedings in all material respects.

19. Subject to the limitations discussed therein, the statements of law or legal conclusions with respect thereto made in the Final Memorandum under the caption "Certain US federal income tax consequences" are correct in all material respects.

20. The Company's "location," within the meaning of Section 9-307 of the Uniform Commercial Code, as currently in effect in the State of New York (the "New York UCC"), is in the State of Delaware; upon the filing, pursuant to Section 4(i) of the Pledge Agreement, of a financing statement (in the form attached as Annex B to such opinion) in the office of the Secretary of State of the State of Delaware, the Trustee will have a perfected security interest in that portion of the Collateral (as defined in the Pledge Agreement) in which a security interest is perfected by filing a financing statement under Article 9 of the Uniform Commercial Code as currently in effect in the State of Delaware; the Pledge Agreement and the Control Agreement, collectively, create in favor of the Trustee, for the ratable benefit of the holders of the Notes, as security for the Company's Obligations (as defined in the Pledge Agreement), a perfected security interest in the security entitlements carried in the Pledge Account (as defined in the Pledge Agreement) maintained by the Account Intermediary pursuant to the Control Agreement that constitute Collateral to which Article 8 and Article 9 of the New York UCC are applicable, and such security interest will be prior to any other security interest therein created under Article 9 of the New York UCC; to the extent that any portion of the Pledge Account constitutes a deposit account (as defined in Section 9-102(a)(29) of the New York UCC), the Pledge Agreement and Control Agreement, collectively, create in favor of the Trustee, for the ratable benefit of the holders of the Notes, as security for the Company's Obligations, a perfected security interest in such deposit account under Article 9 of the New York UCC.

     In addition, such counsel participated in conferences with certain officers and other representatives of the Company and representatives of the Initial Purchaser at which the contents of the Final Memorandum and related matters were discussed. Such counsel did not participate in the preparation of the Exchange Act Documents; however, such counsel discussed the Exchange Act Documents with the Company. Based on such participation, although such counsel is not passing upon, does not assume any responsibility for and has not independently checked or verified the accuracy, completeness or fairness of the statements contained in the Final Memorandum or the Exchange Act Documents (i) such counsel is of the opinion that the Exchange Act Documents complied as to form when filed in all material respect with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder (except for the financial statements, notes and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no belief) and (ii) no facts have come to such counsel's attention which lead such counsel to believe that the Final Memorandum, including the Exchange Act Documents, as of its date or as of the date of such opinion letter (except for the financial statements, notes and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel does not express any belief), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   SCHEDULE A

1.   Third Amendment to the Preferred Shares Rights Agreement dated March 3,
     1999

2. First Amendment to Sponsored Research and License Agreement between the Company and Baylor College of Medicine dated September 1, 1992

3. Revival, Modification and Extension of Sponsored Research and License Agreement of March 9, 1992, as amended on September 1, 1992 dated April 2, 1997

4. Third Amendment to Sponsored Research and License Agreement between the Company and Baylor College of Medicine dated October 1, 1999

5.   Lease, dated March 7, 1997, between the Company and Nexus Equity VI LLC

6. Securities Purchase Agreement among Ligand Pharmaceuticals Incorporated, Elan International Services, Ltd. and Elan Corporation plc dated November 12, 2002

7. Amendment No. 1 to Amended and Restated Registration Rights Agreement among Ligand Pharmaceuticals Incorporated, Elan International Services, Ltd. and Elan Corporation plc dated November 12, 2002

8. Amended and Restated License and Supply Agreement among Elan Corporation plc, Elan Management, Ltd. and Ligand Pharmaceuticals Incorporated dated November 12, 2002

9. Closing Agreement among Ligand Pharmaceuticals Incorporated, Elan Corporation plc and Elan Management Limited dated November 12, 2002

                                    EXHIBIT B

                OPINION OF COMPANY PATENT AND LITIGATION COUNSEL

1. To such counsel's knowledge, except as described or incorporated by reference in the Final Memorandum, (A) the Company (either directly or through its Subsidiaries) has valid license rights or clear title to the Intellectual Property described as owned by or licensed to the Company and referenced or incorporated by reference in the Final Memorandum, and except where in-licensed there are no rights of third parties to any such Intellectual Property; (B) there is no infringement or other violation by third parties of any of the Intellectual Property of the Company referenced or incorporated by reference in the Final Memorandum that would have a material adverse affect on the Company; (C) there is no infringement or other violation by the Company or its Subsidiaries of any Intellectual Property of others nor would there be any such infringement upon commercialization of the Company's products described as under development or incorporated by reference in the Final Memorandum; (D) there is no pending or threatened action, suit, proceeding or claim that the Company or one if its Subsidiaries infringes or otherwise violates any Intellectual Property of others, and such counsel is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no pending or threatened action, suit, proceeding or claim challenging the rights of the Company or its Subsidiaries in or to, or challenging the scope of, any Intellectual Property of the Company referenced or incorporated by reference in the Final Memorandum, and such counsel is unaware of any facts which would form a reasonable basis for any such claim; and (F) there is no prior art or other facts that may render any patent held by the Company invalid or unenforceable;

2. To such counsel's knowledge, the patent applications of the Company and its Subsidiaries presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to the patent applications of the Company presently on file that (A) would preclude the issuance of patents with respect to such applications, or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations;

3. To such counsel's knowledge, the statements contained or incorporated by reference in the Final Memorandum referencing Intellectual Property matters, insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to or incorporated by reference therein, or refer to or incorporate by reference statements of law or legal conclusions, are in all material respects accurate and complete statements or summaries of the matters set forth or incorporated by reference therein;

4. The statements in the Company's annual report for the year ended December 31, 2001 filed on Form 10-K under the caption "Legal Proceedings", insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

5. Nothing has come to such counsel's attention that causes such counsel to believe that such above described portions of the Final Memorandum, at the date of the Final Memorandum and at all times leading up to and including the time of purchase and the additional time of purchase, as the case may be, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

                         OPINION OF WARNER R. BROADDUS,
                         GENERAL COUNSEL OF THE COMPANY

     The Company and each of its Subsidiaries are duly qualified or licensed to do business as foreign corporations and are in good standing in each jurisdiction in which the conduct of their respective businesses or their ownership or leasing of property requires such qualification or license, except to the extent that the failure, individually or in the aggregate, to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.